UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 415
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 418-2828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 16, 2026 (the “Closing Date”), AeroVironment, Inc., a Delaware corporation (the “Company”), consummated its acquisition of Empirical Systems Aerospace, Inc., a California corporation (“ESAero”), pursuant to that certain Agreement and Plan of Merger, dated March 16, 2026 (the “Merger Agreement”), by and among the Company, ESAero, Eagle 3 Enterprises, Inc., a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), and the representative of the stockholders of ESAero. Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into ESAero, with ESAero surviving as a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the aggregate consideration paid by the Company for the acquisition of ESAero (the “Acquisition”) was approximately $200 million, subject to certain closing and post-closing adjustments and holdbacks, which consideration included an aggregate of 671,078 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock” and such shares, the “Shares”). The Shares were valued at $234.59 per share, based on the volume weighted average price per share of Common Stock on the Nasdaq Global Select Market for the 25-trading day period prior to the date of the Merger Agreement.

Upon the closing of the Acquisition, the Company issued the Shares to the holders of shares of ESAero’s capital stock issued and outstanding immediately prior to the effective time of the Merger. The issuance of the Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption from the registration requirements of the Securities Act, including Rule 506 of Regulation D promulgated under the Securities Act or Section 4(a)(2) of the Securities Act. The issuance of the Shares was made only to those stockholders of ESAero determined to be “accredited investors” as defined pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act, who have delivered certain documentation required by the Merger Agreement in respect of their accredited investor status.

Item 7.01. Regulation FD Disclosure.

On March 16, 2026, the Company issued a press release announcing the Company’s entry into the Merger Agreement and the consummation of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
99.1	Press release issued by AeroVironment, Inc., dated March 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: March 16, 2026	By:	/s/ Melissa Brown
Melissa Brown
Executive Vice President, Chief Legal and Compliance Officer & Corporate Secretary